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                                                                    EXHIBIT 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 9, 1999, except as to Note 17, which is as of August 19, 1999, relating to the consolidated financial statements of Lionbridge Technologies, Inc., and our report dated November 7, 1997, relating to the combined financial statements of The Localization Businesses of Stream International Holdings, Inc. in Ireland, The Netherlands and France, which appear in the Registration Statement on Form S-1 (File No. 333-81233) of Lionbridge Technologies, Inc. as filed with the Securities and Exchange Commission on August 20, 1999.



/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
November 17, 1999